Exhibit 1

EXECUTION VERSION

FIRST AMENDMENT TO
REVOLVING CREDIT AGREEMENT

This FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT, dated as of January 31, 2007 (this “Amendment”), is by and among KAMAN CORPORATION, a Connecticut corporation (the “Company”), certain Subsidiaries of the Company party hereto pursuant to Section 1.13 of the Credit Agreement (each a “Designated Borrower” and together with the Company, the “Borrowers” and, each a “Borrower”), the various financial institutions as are or may become parties hereto (collectively, the “Banks”), THE BANK OF NOVA SCOTIA (“Scotia Bank”) and BANK OF AMERICA, N.A. (“Bank of America”), as the Co-Administrative Agents (individually, a “Co-Administrative Agent” and collectively, the “Co-Administrative Agents”) for the Banks, and Bank of America as the Administrator for the Banks (the “Administrator”).

WHEREAS, the Borrowers, the Co-Administrative Agents, the Banks and the Administrator are parties to a certain Revolving Credit Agreement, dated as of August 5, 2005 (as amended and in effect from time to time, the “Credit Agreement”);

WHEREAS, the Company has advised the Co-Administrative Agents and the Banks that the Borrowers desire to amend certain provisions of the Credit Agreement as provided more fully herein below.

WHEREAS, the requisite Banks have agreed to make such amendments subject to the satisfaction of the conditions set forth herein.

NOW THEREFORE, in consideration of the mutual agreements contained in the Credit Agreement and herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

§1.  Defined Terms. Terms not otherwise defined herein which are defined in the Credit Agreement shall have the same respective meanings herein as therein.

§2.  Amendments to the Credit Agreement. Subject to the conditions precedent set forth in Section 3 below, the Credit Agreement shall be amended as follows:

(a) Section 1.14(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(a) Request for Increase. Provided there exists no Default, upon notice to the Administrator (which shall promptly notify the Banks), (i) prior to January 31, 2007, the Company may from time to time request an increase in the Aggregate Commitments by an amount (for all such requests after such date) not exceeding $50,000,000, and (ii) after January 31, 2007, may from time to time request an increase in the Aggregate Commitments by an amount (for all such requests) not exceeding $50,000,000; provided, that (A) any such request for an increase shall be in a minimum amount of $5,000,000, and (B) the Company may make a maximum of three (3) such requests pursuant to each of clause (i) and clause (ii) above. At the time of sending such notice, the Company (in consultation with the Administrator) shall specify the time period within which each Bank is requested to respond (which shall in no event be less than ten Business Days from the day of delivery of such notice to the Banks).”

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(b) Section 5.3 of the Credit Agreement is hereby amended and restated in its entirety to read as follow:

“Section 5.3 Contingent Liabilities. Assume, guarantee, endorse or otherwise become liable upon the obligations of any Person or enter into any other agreement having substantially the same effect as a Guarantee, except for (a) the endorsement of negotiable instruments for deposit or collection or other transactions in the ordinary course of business which are not material to the Company and its Subsidiaries when taken as a whole, (b) Repurchase Obligations which individually and in the aggregate do not exceed $15,000,000, (c) Repurchase Obligations permitted under Section 5.2 of this Agreement or (d) obligations incurred by the Company or a Subsidiary to a third party which do not constitute Indebtedness; provided, that (i) each Subsidiary may guarantee the Obligations of the Company and each other Obligor hereunder and under each other Credit Document pursuant to a Domestic Subsidiary Guarantee, and (ii) the Company may guarantee Indebtedness of its Subsidiaries, so long as the aggregate amount of all Indebtedness so guaranteed, when totaled with all Consolidated Total Indebtedness, without duplication (if not already included therein) shall not result in a violation of any of the financial covenants herein or in any other Event of Default hereunder. The foregoing shall not prohibit contractual indemnities, not having substantially the same effect as a Guarantee, given in the ordinary course of business. Neither such contractual indemnities nor contingent liabilities under clause (d) of this Section 5.3 shall be included for purposes of calculating any financial covenant under this Agreement.”

(c) Section 5.11 of the Credit Agreement is hereby amended by deleting the words “the shareholders” in the second place where such phrase appears in clause (iii) of Section 5.11.

(d) Section 10.8 of the Credit Agreement is hereby amended by amending and restating such Section 10.8 as follows:

“Section 10.8 THIS AGREEMENT AND EACH OTHER CREDIT DOCUMENT SHALL BE CONSTRUED AND ENFORCEABLE IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PROVISIONS THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).”

§3.  Conditions to Effectiveness. This Amendment shall be deemed to be effective as of the date hereof, subject to the satisfaction of the following conditions precedent:

(a)  receipt by the Co-Administrative Agents of a counterpart signature page to this Amendment duly executed and delivered by the Borrowers, the Co-Administrative Agents and the requisite Banks;

(b)  such other documents as the Co-Administrative Agents, for the benefit of the Banks and the Co-Administrative Agents, may reasonably request.

§4.  Representations and Warranties. Each Borrower hereby represents and warrants to the Banks as follows:

(a)  Representation and Warranties in the Credit Agreement. The representations and warranties of the Borrowers contained in the Credit Agreement were true and correct in all material respects as of the date when made and continue to be true and correct in all material respects on the date hereof, except to the extent of changes resulting from transactions or events contemplated or permitted by the Credit Agreement and the other Credit Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse to the Borrowers, or to the extent that such representations and warranties relate expressly to an earlier date.

(b)  Ratification, Etc. Except as expressly amended or waived hereby, the Credit Agreement, the other Credit Documents and all documents, instruments and agreements related thereto, are hereby ratified and confirmed in all respects and shall continue in full force and effect. The Credit Agreement, together with this Amendment, shall be read and construed as a single agreement. All references in the Credit Documents to the Credit Agreement or any other Credit Document shall hereafter refer to the Credit Agreement or any other Credit Document as amended hereby.

(c)  Authority, Etc. The execution and delivery by the Borrowers of this Amendment and the performance by each Borrower of all of its agreements and obligations under the Credit Agreement and the other Credit Documents as amended hereby are within the corporate authority of each Borrower and have been duly authorized by all necessary corporate action on the part of such Borrower.

(d)  Enforceability of Obligations. This Amendment and the Credit Agreement and the other Credit Documents as amended hereby constitute the legal, valid and binding obligations of each Borrower enforceable against each Borrower in accordance with their terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of, creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

(e)  No Default. No Default or Event of Default has occurred and is continuing.

§5.  No Other Amendments. Except as expressly provided in this Amendment, all of the terms and conditions of the Credit Agreement and the other Credit Documents remain in full force and effect. Nothing contained in this Amendment shall in any way prejudice, impair or effect any rights or remedies of any Bank or the Borrowers under the Credit Agreement or the other Credit Documents.

§6.  Execution in Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but which together shall constitute one instrument.

§7.  Expenses. Pursuant to Section 10.1 of the Credit Agreement, all costs and expenses incurred or sustained by the Co-Administrative Agents in connection with this Amendment, including the fees and disbursements of legal counsel for the Co-Administrative Agents in producing, reproducing and negotiating the Amendment, will be for the account of the Company whether or not this Amendment is consummated.

§8.  Miscellaneous. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCEABLE IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PROVISIONS THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW). The captions in this Amendment are for convenience of reference only and shall not define or limit the provisions hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as a sealed instrument as of the date first above written.

KAMAN CORPORATION

By:	/s/ Robert M. Garneau
Name: Robert M. Garneau
Title: Executive Vice President and
Chief Financial Officer

RWG FRANKENJURA-INDUSTRIE FLUGWERLAGER GMBH

By:	/s/ Robert M. Garneau
Name: Robert M. Garneau
Title: Prokurist

BANK OF AMERICA, N.A., as a Co-Administrative Agent and the Administrator

By:	/s/ Matthew C. Correia
Name: Matthew C. Correia
Title: Vice President

BANK OF AMERICA, N.A., as a Bank

By:	/s/ Kenneth S. Struglia
Name: Kenneth S. Struglia
Title: Managing Director

THE BANK OF NOVA SCOTIA, as a Co-Administrative Agent

By:	/s/ Todd Meller
Name: Todd Meller
Title: Managing Director

THE BANK OF NOVA SCOTIA, as a Bank

By:	/s/ Todd Meller
Name: Todd Meller
Title: Managing Director

JPMORGAN CHASE BANK, N.A. as Syndication Agent and a Bank

By:	/s/ Peter M. Killea
Name: Peter M. Killea
Title: Vice President

KEYBANK NATIONAL ASSOCIATION

By:	/s/ Suzannah Harris
Name: Suzannah Harris
Title: Vice President

CITIBANK, N.A.

By:	/s/ William McAndrew
Name: William McAndrew
Title: Vice President

WEBSTER BANK NATIONAL ASSOCIATION

By:	/s/ Peter F. Samson
Name: Peter F. Samson
Title: Vice President

CONSENT OF GUARANTORS

Each of the undersigned hereby acknowledges and consents to Amendment No. 1 to Credit Agreement, dated as of August 5, 2005, and agrees that the Domestic Subsidiary Guarantee, dated as of August 5, 2005, executed by such Person in favor of each of the Bank Parties (as defined therein), and all of the other Credit Documents to which such Person is a party remain in full force and effect, and such Person confirms and ratifies all of its obligations thereunder.

KAMAN AEROSPACE GROUP, INC.

By:	/s/ Robert M. Garneau
Name: Robert M. Garneau
Title: Vice President and Treasurer

KAMAN INDUSTRIAL TECHNOLOGIES CORPORATION

By:	/s/ Robert M. Garneau
Name: Robert M. Garneau
Title: Vice President and Treasurer

KAMAN MUSIC CORPORATION

By:	/s/ Robert M. Garneau
Name: Robert M. Garneau
Title: Vice President and Treasurer

KAMAN AEROSPACE CORPORATION

By:	/s/ Robert M. Garneau
Name: Robert M. Garneau
Title: Vice President and Treasurer

KAMAN AEROSPACE INTERNATIONAL CORPORATION

By:	/s/ Robert M. Garneau
Name: Robert M. Garneau
Title: Vice President and Treasurer

KAMATICS CORPORATION

By:	/s/ Robert M. Garneau
Name: Robert M. Garneau
Title: Vice President and Treasurer

KAMAN X CORPORATION

By:	/s/ Robert M. Garneau
Name: Robert M. Garneau
Title: Vice President and Treasurer

KMI EUROPE, INC.

By:	/s/ Robert M. Garneau
Name: Robert M. Garneau
Title: Vice President and Treasurer

K-MAX CORPORATION

By:	/s/ Robert M. Garneau
Name: Robert M. Garneau
Title: Vice President and Treasurer

KAMAN PLASTICFAB GROUP, INC.

By:	/s/ Robert M. Garneau
Name: Robert M. Garneau
Title: Vice President and Treasurer

PLASTIC FABICATING COMPANY, INC.

By:	/s/ Robert M. Garneau
Name: Robert M. Garneau
Title: Vice President and Treasurer

KAMAN DAYRON, INC.

By:	/s/ Robert M. Garneau
Name: Robert M. Garneau
Title: Vice President and Treasurer

GENZ BENZ ENCLOSURES, INC.

By:	/s/ Robert M. Garneau
Name: Robert M. Garneau
Title: Vice President and Treasurer

MUSICORP, LLC (f/k/a KAMAN MBT, INC.)

By:	/s/ Robert M. Garneau
Name: Robert M. Garneau
Title: Vice President and Treasurer